UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2006

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction	(Commission	(I.R.S. Employer Identification
of incorporation)	File Number)	No.)

5050 Lincoln Drive
Edina, Minnesota	55436-1097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)           On September 21, 2006, the Board of Directors of Alliant Techsystems Inc. (“ATK”) increased the number of directors of ATK from nine to ten and elected Martin C. Faga to ATK’s Board of Directors effective October 30, 2006.  Since 2000, Mr. Faga has been a member of the Board of Trustees of MITRE Corporation, an independent, not-for-profit systems engineering firm engaged in scientific and technical activities in the public interest.  Mr. Faga was MITRE’s President and Chief Executive Officer from 2000 until his retirement in June 2006.  He joined MITRE in 1993, serving in a succession of leadership positions.  Before joining MITRE, Mr. Faga served from 1989 to 1993 in the U.S. Department of Defense as Assistant Secretary of the Air Force for Space and simultaneously as Director of the National Reconnaissance Office.

The Board’s Nominating and Governance Committee recommended Mr. Faga’s election to the Board.  The Board also appointed Mr. Faga to the Nominating and Governance Committee.

The Board has determined that Mr. Faga is an independent director under the New York Stock Exchange Corporate Governance Standards.  There was no arrangement or understanding between Mr. Faga and any other persons pursuant to which Mr. Faga was selected as a director and there are no relationships or related transactions between Mr. Faga and ATK of the type required to be disclosed under applicable Securities and Exchange Commission rules.

A copy of the press release announcing Mr. Faga’s election is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press release issued by Alliant Techsystems Inc. on September 25, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: September 26, 2006	By:	/s/ KEITH D. ROSS
Keith D. Ross
Senior Vice President, General Counsel and Secretary